UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2007

ION Media Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K of ION Media Networks, Inc. is being filed to supplement certain statements that were set forth in Item 5.02 of the Current Report on Form 8-K filed by ION Media Networks, Inc. on April 3, 2007.

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Effective April 2, 2007, the holders of a majority of the outstanding shares of the Registrant's 13 1/4% Cumulative Junior Exchangeable Preferred Stock, acting by written consent, elected Eugene I. Davis and Ted S. Lodge as directors of the Registrant, in exercise of such holders' right to elect two additional directors arising by reason of the Registrant's failure to redeem this series of preferred stock by November 15, 2006, and effective April 2, 2007, the holders of a majority of the outstanding shares of the Registrant's 9 3/4% Series A Convertible Preferred Stock, acting by written consent, elected Ronald W. Wuensch and Diane P. Baker as directors of the Registrant, in exercise of such holders' right to elect two additional directors arising by reason of the Registrant's failure to redeem this series of preferred stock by December 31, 2006.

The Registrant had indicated in its Form 8-K filed on April 3, 2007, that the new directors were not expected to be named to any committees of the Registrant's board of directors. In fact, on June 18, 2007, Ms. Baker and Mr. Wuensch were named to the Audit Committee and Messrs. Lodge and Davis were named to the Compensation Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ION Media Networks, Inc.

June 20, 2007	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary and Chief Legal Officer